Exhibit 10.11

AMENDMENT NO. 3 TO HUMAN SERUM ALBUMIN INGREDIENT PURCHASE AND SALE AGREEMENT

This Amendment (this “Amendment”) No. 3 to the Human Serum Albumin Ingredient Purchase and Sale Agreement is made and entered into as of November 14, 2017 by and between Octapharma USA, Inc., a Virginia corporation (“Supplier”), and Ampio Pharmaceuticals, Inc., a Delaware corporation (“Customer”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement (as defined below).

RECITALS

WHEREAS, Customer and Supplier previously entered into that certain Human Serum Albumin Ingredient Purchase and Sale Agreement dated October 10, 2013 and an Amendment 1 thereto dated February 27, 2015 and Amendment 2 thereto dated October 8, 2015 (together, the “Original Agreement”); and

WHEREAS,  Customer and Supplier desire to amend the Original Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1.          Amendments to the Original Agreement.

a.        Customer and Supplier hereby agree that, notwithstanding anything to the contrary in the Original Agreement, (i) from the date of this Amendment through December 31, 2017, Customer shall have no obligation to purchase any Products and (ii) Supplier forgives any shortfalls in Customer’s minimum purchase commitments prior to the date of this Amendment and customers purchase commitment will extend until Dec 31, 2020 to account for shortfall in 2017.

b.        Unless agreed upon by Octapharma due to further delay in customer’s product approval beyond Dec 31, 2017, Octapharma reserves the right to legally enforce the terms of this contract going forward until Dec 31, 2020. Octapharma also reserves the right to increase pricing no more than 5% of current contracted per bottle price beginning in 2018 to account for increased production costs.  The increase will be a one-time increase.

2.          Miscellaneous.

a.        Except as effected by this Amendment, the terms and provisions of the Original Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 3 to the Human Serum Albumin Ingredient Purchase and Sale Agreement as of the date first written above.

CUSTOMER:

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas Chilcott
Name: Thomas Chilcott
Title: Chief Financial Officer

SUPPLIER:

OCTAPHARMA USA, INC.

By:	/s/ Flemming Nielsen
Name: Flemming Nielsen
Title: President

AUTHORIZED DISTRIBUTOR:

NOVA BIOLOGICS, INC.

By:	/s/ Michael Crowley, Sr.
Name: Michael Crowley, Sr.
Title: President & CEO